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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


        Date of Report (Date of earliest event reported) March 28, 2002


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    1-6311                        72-0487776
(State of incorporation)    (Commission File Number)            (IRS Employer
                                                             Identification No.)

     601 Poydras Street, Suite 1900                                 70130
(Address of principal executive offices)                          (Zip Code)

                                (504) 568-1010
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

REGULATION FD DISCLOSURE.

          In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On March 28, 2002, the Company issued the following press release:

FOR IMMEDIATE RELEASE

TIDEWATER O'MALLEY RETIRES, TAYLOR NAMED CEO

NEW ORLEANS, MARCH 28, 2002 -- Tidewater Inc. (NYSE:TDW) announced today that William C. O'Malley, the company's Chairman, President and Chief Executive officer for most of the past eight years, has officially stepped down as Tidewater's Chief Executive Officer, handing over the reins of leadership to Dean E. Taylor.

Taylor, 53, has served as President of Tidewater since October 2001 when O'Malley, 65, announced his impending retirement at the end of March 2002. Taylor's career with Tidewater started in 1978 where he served as an assistant manager in the company's Morgan City, La. office. With his Navy background and business savvy, Taylor gradually worked his way up through Tidewater's ranks to become an executive vice president in December of 2000. Ten months later, Taylor, who has spent the majority of his career overseeing a number of Tidewater's foreign operations, most recently Central and South America, West Africa and the North Sea, was announced as O'Malley's successor.

"Bill O'Malley has redefined what was once thought unachievable in our industry, both in terms of profitability and in terms of safe operations," commented Taylor. "I look forward to continuing to guide our company on the course he has set for it and, wherein possible, making a great company even better."

O'Malley, who will continue to serve as Tidewater's non-executive Chairman until July 2003, came to Tidewater in 1994. One of his first moves at Tidewater was to shore up the company's financial status in order to free up capital for vessel investments. He promoted
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more stringent safety standards in the offshore marine industry as a whole by first imposing these standards on Tidewater. This was accomplished by holding regular safety meetings, implementing safety programs and making managers accountable for accidents in their areas. O'Malley's initiatives have proven effective. Lost time accidents have fallen by 94% during his tenure.

"This changing of the guard in Tidewater's senior management should be relatively seamless," commented O'Malley. "Everyone has taken this transitional process very seriously in order to insure that Tidewater continues the momentum and financial stability it has maintained over the last few years. I am absolutely certain that Dean will be successful in his leadership of Tidewater."

  Tidewater Inc. owns and operates over 565 vessels, the world's largest fleet of vessels serving the global offshore energy industry.


Contact: Keith Lousteau (504) 568-1010
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.


                              By:  /s/ CLIFFE F. LABORDE
                                  ----------------------------
                                    Cliffe F. Laborde
                                    Executive Vice President, General Counsel
                                    and Secretary


Date:  March 28, 2002